UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2026

OXO, Inc

(Exact name of registrant as specified in its charter)

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Wyoming	000-56851	39-3653314
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1155 Market Street, Unit 99

San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

(213) 827-6863

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2026, OXO, Inc. (the "Company") entered into a 36-month Commercial Reseller Agreement (the "Agreement") with Cegeka NV.

Under the terms of the Agreement, Cegeka NV has been granted non-exclusive rights to market and resell subscriptions and related services associated with the Company's MMM Neural platform.

The Agreement has an initial term of thirty-six (36) months and contemplates aggregate commercial commitments of approximately $450,000 over such period.

The Agreement contains customary provisions relating to pricing, customer onboarding, support obligations, confidentiality, intellectual property protection, and termination rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its next periodic report as required by applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXO, Inc.

By	/s/ Aleksejus Klimanovas
Name: Aleksejus Klimanovas Title: Chief Executive Officer

Date: July 20, 2026

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